UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2024

Equitrans Midstream Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Energy Drive Canonsburg, Pennsylvania	15317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 271-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	ETRN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                Entry into a Material Definitive Agreement.

On March 10, 2024, Equitrans Midstream Corporation, a Pennsylvania corporation (the Company), EQT Corporation, a Pennsylvania corporation (Parent), Humpty Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (Merger Sub), and Humpty Merger Sub LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Parent (LLC Sub and, together with Merger Sub, Merger Subs), entered into an Agreement and Plan of Merger (the Merger Agreement), pursuant to which, among other things, Merger Sub will merge with and into the Company (the First Merger), with the Company surviving the First Merger as an indirect wholly owned subsidiary of Parent (the First Step Surviving Corporation) and, as the second step in a single integrated transaction, the First Step Surviving Corporation will merge with and into LLC Sub (the Second Merger and, together with the First Merger, the Mergers), with LLC Sub surviving the Second Merger as an indirect wholly owned subsidiary of Parent.

Under the terms of the Merger Agreement, and subject to the satisfaction or waiver of certain conditions therein, at the effective time of the First Merger (the Effective Time), (i) each share of the Company’s common stock, no par value per share (Company Common Stock), issued and outstanding immediately prior to the Effective Time (excluding any Excluded Shares (as defined below)) (such shares of Company Common Stock, the Eligible Shares) will be converted automatically at the Effective Time into the right to receive 0.3504 (the Exchange Ratio) fully-paid and nonassessable shares of common stock of Parent, no par value per share (Parent Shares) (the Common Consideration), (ii) each share of the Company’s Series A Perpetual Convertible Preferred Shares, no par value per share (Company Preferred Stock), issued and outstanding immediately prior to the Effective Time will be treated in accordance with Section 8 of the Company’s Second Amended and Restated Articles of Incorporation (the Company Charter) and the procedures set forth in Section 2.5 of the Merger Agreement (any cash payable to the holders of shares of Company Preferred Stock pursuant to Section 8 of the Company Charter and any Substantially Equivalent Securities (as defined in the Company Charter) issuable pursuant to the foregoing (the Preferred Consideration and, together with the Common Consideration, the Merger Consideration), (iii) all shares of Company Common Stock held by the Company as treasury shares or held by Parent, Merger Subs or any of their respective subsidiaries immediately prior to the Effective Time and, in each case, not held on behalf of third parties (collectively, Excluded Shares), will automatically be canceled and cease to exist as of the Effective Time, and no consideration will be delivered in exchange therefor, (iv) all Eligible Shares, when so converted, will cease to be outstanding and will automatically be canceled and cease to exist and each holder of an Eligible Share that was outstanding immediately prior to the Effective Time will cease to have any rights with respect thereto, except the right to receive (A) the Common Consideration and (B) any cash to be paid in lieu of any fractional Parent Shares, in each case to be issued or paid in consideration therefor upon the exchange of any book-entry shares, as applicable, and (v) in the event of any change in (A) the number of shares of Company Common Stock, or securities convertible or exchangeable into or exercisable for shares of Company Common Stock, or (B) the number of Parent Shares, or securities convertible or exchangeable into or exercisable for Parent Shares (including options to purchase Parent Shares), in each case issued and outstanding after the date of the Merger Agreement and prior to the Effective Time by reason of any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the Exchange Ratio and any other amounts payable pursuant to the Merger Agreement will be equitably adjusted to reflect the effect of such change and, as so adjusted, will from and after the date of such event, be the applicable portion of the Merger Consideration, subject to further adjustment in accordance with the terms of the Merger Agreement.

At the Effective Time, each award of stock options, restricted stock, restricted stock units, performance share units, and phantom units of the Company will be treated as follows:

●	each outstanding stock option (excluding, for clarity, any option granted pursuant to the Company’s Employee Stock Purchase Plan (Company ESPP)) which is unexpired, unexercised and outstanding as of immediately prior to the Effective Time, will become vested and exercisable prior to the Effective Time, and to the extent not exercised prior to the Effective Time, shall automatically, and without any action on the part of the holder thereof, be canceled for no consideration or payment therefor;

●	each outstanding award of shares of restricted Company Common Stock that remains, as of the Effective Time, subject to vesting, forfeiture, or repurchase by the Company (each, a Company Restricted Stock Award), will automatically, and without any action on the part of the holder thereof, be assumed by Parent and converted into an award of restricted stock units of Parent Shares (each, a Parent RSU Award) with respect to a number of whole Parent Shares (rounded up to the next whole Parent Share) equal to the product obtained by multiplying (i) the Exchange Ratio by (ii) the total number of shares of Company Common Stock underlying such Company Restricted Stock Award;

●	each outstanding award of time-based restricted stock units (each, a Company RSU Award) will automatically, and without any action on the part of the holder thereof, be assumed by Parent and converted into a Parent RSU Award with respect to a number of whole shares of Parent Shares (rounded up to the next whole Parent Share) equal to the product obtained by multiplying (i) the Exchange Ratio by (ii) the total number of shares of Company Common Stock underlying such Company RSU Award;

●	each outstanding award of performance share units (each, a Company PSU Award), other than a Company MVP PSU Award (as defined below), (i) will be measured as to performance as of the date of closing of the First Merger (the Closing Date) or a date reasonably proximate thereto for administrative practicability as determined in good faith by the Board or the Compensation Committee of the Board, without adjustment on account of the transactions contemplated by the Merger Agreement, and each such Company PSU Award shall be considered earned with respect to a number of shares of Company Common Stock that is based on the greater of (x) actual performance determined as of the Closing Date (or a date reasonably proximate thereto for administrative practicability) and (y) the target level of performance (the Earned PSUs); provided, that with respect to any Company PSU Award subject to a sub-performance period which has not commenced on or prior to the Effective Time, the number of Earned PSUs shall be based on the target level of performance in respect of such sub-performance period and (ii) at the Effective Time, will automatically, by virtue of the occurrence of the closing of the First Merger (the Closing), be assumed by Parent and converted into the right to receive a Parent RSU Award with respect to a number of whole shares of Parent Shares (rounded up to the next whole Parent Share) equal to the product obtained by multiplying (x) the Exchange Ratio by (y) the total number of Earned PSUs;

●	with respect to each Company PSU Award which, as of the date of grant thereof, was subject to the occurrence of the In-Service Date (as defined in the applicable award agreement evidencing such Company PSU Award, as amended from time to time) with respect to the Mountain Valley Pipeline (each, a Company MVP PSU Award), to the extent that the In-Service Date has occurred prior to the Closing Date and the vesting of such Company MVP PSU Award is not subject to continued service beyond the Closing Date, such Company MVP PSU Award shall automatically, by virtue of the occurrence of the Closing, be canceled and converted into the right to receive on the Closing Date (i) a number of whole Parent Shares (rounded up to the next whole Parent Share) equal to the product obtained by multiplying the Exchange Ratio by the total number of shares of Company Common Stock underlying such Company MVP PSU Award and (ii) an amount in cash equal to the product of (A) the cumulative amount of dividends paid or accrued on one share of Company Common Stock while the Company MVP PSU Award was outstanding, multiplied by (B) the number of shares of Company Common Stock underlying such Company MVP PSU Award;

●	with respect to each Company MVP PSU Awards that remains subject to the occurrence of the In-Service Date or continued service beyond the Closing Date, such Company MVP PSU Award will automatically, by virtue of the occurrence of the Closing, be assumed by Parent and converted into a Parent RSU Award with respect to a number of whole Parent Shares (rounded up to the next whole Parent Share) equal to the product obtained by multiplying (i) the Exchange Ratio by (ii) the total number of shares of Company Common Stock underlying such Company MVP PSU Award;

●	each outstanding award of phantom units in respect of Company Common Stock under a Company equity plan as of the Effective Time (each, a Company Phantom Unit Award) shall automatically, and without any action on the part of the holder thereof, become fully vested to the extent then-unvested and any restrictions with respect thereto will lapse, and each such Company Phantom Unit Award will be converted into the right to receive on the Closing Date a number of Parent Shares (rounded up to the next whole Parent Share) equal to the product obtained by multiplying (x) the Exchange Ratio by (y) the total number of shares of Company Common Stock underlying such Company Phantom Unit Award; and

●	each Company Restricted Stock Award, Company RSU Award, Company PSU Award and Company MVP PSU Award assumed and converted into a Parent RSU Award will continue to subject to the same terms and conditions (including with respect to vesting) as applied to the corresponding assumed award as of immediately prior to the Effective Time, except that (i) each Parent RSU Award corresponding to a Company PSU Award will be eligible to vest solely based on continued service through the end of the performance period that was originally applicable thereto, (ii) any provision of an award agreement evidencing a Company MVP PSU Award providing for the automatic termination of the Company MVP PSU Award upon a change of control prior to the In-Service Date will no longer apply, (iii) with respect to those Parent RSU awards issued in conversion of Company Equity Awards outstanding as of the date of the Merger Agreement, in the event the applicable Parent RSU Award holder’s employment or service is terminated by Parent or one of its Subsidiaries without cause or by the holder for good reason, the Parent RSU Award will become fully vested and non-forfeitable as of the date of such termination, (iv) any amounts relating to dividends or dividend equivalents, as applicable and if any, granted with respect to such assumed award that are accrued but unvested and unpaid as of the Effective Time will carry over and will be paid if required by and in accordance with the terms and conditions applicable to the corresponding assumed award immediately prior to the Effective Time (as modified by the Merger Agreement in the event of a termination of employment), and (v) any dividend equivalents that are payable with respect to any unvested Parent RSU Award following the Closing Date will be paid within 30 days following vesting.

Prior to the Effective Time and contingent upon the occurrence of the Closing, the Company will terminate the Company ESPP and provide with respect to the offering or purchase period (if any) under the Company ESPP that is in effect on the date of the Merger Agreement (the Final Offering Period) that (i) no participant in the Company ESPP will be permitted to increase his or her payroll contribution rate under the Company ESPP from the rate in effect as of the date of the Merger Agreement or make separate non-payroll contributions to the Company ESPP on or following the date of the Merger Agreement, except as may be required by applicable law, (ii) no individual who is not currently participating as of the date of the Merger Agreement will be allowed to commence participation in the Company ESPP following the date of the Merger Agreement, (iii) no further offering or purchase period will commence, nor will any such existing period be extended, pursuant to the Company ESPP following the date of the Merger Agreement, (iv) each purchase right, if any, under the Company ESPP that is outstanding as of the date prior to the Effective Time with respect to the Final Offering Period will automatically be exercised on such date, by applying the payroll deductions of each participant holding such rights for the purchase period in which the Effective Time occurs to the purchase of Company Common Stock at the option price applicable to such purchase right and (v) such shares of Company Common Stock issued in respect of the Final Offering Period, if any, shall be converted into the Common Consideration.

The Board of Directors of the Company (the Company Board), by unanimous vote, has (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Mergers, are in the best interests of the Company and its shareholders, (b) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Mergers, (c) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Mergers, (d) resolved to recommend approval of the Merger Agreement by the shareholders of the Company and (e) directed that the Merger Agreement be submitted to the shareholders of the Company.

The Board of Directors of Parent (the Parent Board), by unanimous vote, has (a) determined that it is in the best interests of Parent and its shareholders, and declared it advisable, to enter into the Merger Agreement, (b) approved the execution, delivery and performance by Parent of the Merger Agreement and the consummation of the transactions contemplated thereby, including the issuance of Parent Shares in connection with the Merger (the Share Issuance), (c) directed that the Share Issuance be submitted to the shareholders of Parent for approval and (d) resolved to recommend approval of the Share Issuance by the shareholders of Parent.

The Merger Agreement contains representations and warranties from the parties, and each party has agreed to certain covenants, including, among others, covenants relating to, among others, (i) the conduct of business during the interim period between the execution of the Merger Agreement and the Effective Time and (ii) the obligation to use reasonable best efforts to cause the Mergers to be consummated.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions set forth therein, Parent may direct the Company to purchase and redeem the shares of Company Preferred Stock that are issued and outstanding prior to the Effective Time in accordance with the applicable redemption provisions contained in Section 7 of the Company Charter; provided, however, that the Company will have no obligation to redeem the Company Preferred Stock at the direction of Parent unless Parent has deposited sufficient funds to effect such redemption.

In addition, the Company and Parent have agreed that three representatives from the Company will join the Parent Board upon consummation of the Mergers.

Each of the Company and Parent has agreed, subject to certain exceptions with respect to unsolicited proposals, not to directly or indirectly solicit competing acquisition proposals or to enter into discussions concerning, or provide confidential information in connection with, any unsolicited alternative acquisition proposals. However, if such party receives an unsolicited, bona fide written acquisition proposal that did not result from a material breach of the non-solicitation provisions of the Merger Agreement and the Company’s or Parent’s board of directors, as applicable, concludes in good faith, after consultation with its financial advisors and outside legal counsel, that such unsolicited, bona fide written acquisition proposal constitutes, or would reasonably be expected to result in, a superior offer, such party may furnish non-public information regarding it or any of its subsidiaries and engage in discussions and negotiations with such third party in response to such unsolicited, bona fide written acquisition proposal; provided that each party provides notice and furnishes any non-public information provided to the maker of the acquisition proposal to each party substantially concurrently with providing such non-public information to the maker of the acquisition proposal.

The completion of the First Merger is subject to the satisfaction or waiver of customary closing conditions, including, among others: (i) approval (the Company Shareholder Approval) of the Merger Agreement and the Mergers by holders of a majority of the outstanding shares of Company Common Stock and shares of Company Preferred Stock, with such Company Preferred Stock treated as Company Common Stock on an as-converted basis, voting together as a single class, at a special meeting of holders of Company Common Stock and Company Preferred Stock (the Company Shareholders’ Meeting); (ii) approval (the Parent Shareholder Approval) of the Share Issuance by a majority of votes cast at a special meeting of holders of Parent Shares (the Parent Shareholders’ Meeting); (iii) approval for listing on the New York Stock Exchange of the Parent Shares to be issued in the First Merger; (iv) there being no law, injunction, order or decree prohibiting consummation of the transactions contemplated under the Merger Agreement; (v) expiration or termination of (a) all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the HSR Act) and (b) any commitment to, or agreement with, any governmental entity to delay the consummation of, or not to consummate the transactions contemplated by the Merger Agreement, (vi) effectiveness of Parent’s registration statement on Form S-4 to register the Parent Shares to be issued in the First Merger; (vii) subject to specified materiality standards, the accuracy of certain representations and warranties of each party; (viii) performance of, and compliance with, or waiver, if permissible, by the respective parties in all material respects with their respective covenants; (ix) the delivery by outside counsel of each party of a tax opinion with respect to the expected tax treatment of the transactions contemplated by the Merger Agreement; (x) no material adverse effect having occurred with respect to either the Company or Parent; and (xi) Mountain Valley Pipeline, LLC receiving authorization of The Federal Energy Regulatory Commission to place the Mountain Valley Pipeline into service.

The Merger Agreement contains provisions granting each of the Company and Parent the right to terminate the Merger Agreement for certain reasons, including, among others, (i) by the mutual written consent of the Company and Parent; (ii) if the First Merger has not been consummated on or before March 10, 2025; provided, however, that if all closing conditions other than those relating to an injunction or expiration or termination of waiting periods under the HSR Act have been satisfied or waived (or are capable of being satisfied or waived at closing), the outside date shall be September 10, 2025; (iii) if any injunction or other law shall have been issued, entered, enacted, promulgated or become effective permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Mergers and such injunction or other law has become final and nonappealable; (iv) if the Company Shareholders’ Meeting (including any adjournments or postponements thereof) shall have concluded and the Company Shareholder Approval shall not have been obtained; or (v) if the Parent Shareholders’ Meeting (including any adjournments or postponements thereof) shall have concluded and the Parent Shareholder Approval shall not have been obtained. The Merger Agreement contains provisions granting the Company the right to terminate the Merger Agreement for certain reasons, including (a) if Parent shall have breached or failed to perform its representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure (x) would give rise to a failure of certain of the conditions to the Company’s obligations to consummate the Mergers and (y) is incapable of being cured or Parent is not diligently working to cure such breach or failure; and (b) prior to the receipt of the Parent Shareholder Approval, in the event the Parent Board changes its recommendation to vote in favor of the Share Issuance or if Parent willfully breaches its obligations under the non-solicit covenant. The Merger Agreement also contains provisions granting Parent the right to terminate the Merger Agreement for certain reasons, including (a) if the Company shall have breached or failed to perform its representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure (x) would give rise to a failure of certain of the conditions to Parent’s obligations to consummate the Mergers and (y) is incapable of being cured or the Company is not diligently working to cure such breach or failure; and (b) prior to the receipt of the Company Shareholder Approval, in the event of the Company Board changes its recommendation to approve the Merger Agreement and the transactions contemplated thereby, including the Mergers, or if the Company willfully breaches its obligations under the non-solicit covenant.

Upon termination of the Merger Agreement under certain circumstances, the Company will be obligated to pay Parent a termination fee equal to $191 million. Upon termination of the Merger Agreement under certain circumstances, Parent will be obligated to pay the Company (i) a termination fee equal to $545 million or (ii) a special termination fee equal to $176 million.

The Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K (this Current Report) and incorporated into this Item 1.01 by reference. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about the Company, Parent or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2024, the Company granted one-time key talent awards to Kirk R. Oliver, Stephen M. Moore and Brian P. Pietrandrea, with a dollar value equal to $4,855,000, $4,445,000 and $1,405,000, respectively, which are subject to Company’s Long-Term Incentive Plan in effect as of immediately prior to the Closing Date and the terms and conditions set forth in the notices evidencing the Awards (the Notices). Subject to the applicable executive’s continued employment with the Company through the Closing, the Award will be paid on the Closing Date in the form of Parent Shares (or, at Parent's sole election, cash). The number of Parent Shares issued in settlement of an Award will be based on the closing price of one Parent Share as of the last trading day prior to the Closing Date.

Pursuant to the Notice, if an executive’s employment is terminated prior to the Closing Date due to the executive’s death or “disability”, by the Company without “cause” or by the executive for “good reason” (each as defined in the Notice), then, contingent upon Closing and subject to such executive’s (or his estate’s, if applicable) timely execution and non-revocation of a release of claims in favor of the Company, the executive will receive a pro-rated portion of his Award on or as soon as practicable following the Closing. In the event of an executive’s breach of restrictive covenants following the payment of the Award, the executive will be required to repay the Award (or portion thereof) previously paid to the executive within 60 days following such breach.

The foregoing description of the Awards is qualified in its entirety by reference to the full text of the applicable Notice, the form of which is filed as Exhibit 10.1 and is hereby incorporated by reference herein.

Item 8.01                Other Events.

On March 11, 2024, the Company and Parent issued a joint press release announcing the entry into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “cause,” “continue,” “could,” “depend,” “develop,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “have,” “impact,” “implement,” “increase,” “intends,” “lead,” “maintain,” “may,” “might,” “plans,” “potential,” “possible,” “projected,” “reduce,” “remain,” “result,” “scheduled,” “seek,” “should,” “will,” “would” and other similar words or expressions. The absence of such words or expressions does not necessarily mean the statements are not forward-looking. Forward-looking statements are not statements of historical fact and reflect the Company’s and Parent’s current views about future events. These forward-looking statements include, but are not limited to, statements regarding the proposed transaction between the Company and Parent, the expected closing of the proposed transaction and the timing thereof and the pro forma combined company and its operations, strategies and plans, integration, debt levels and leverage ratio, capital expenditures, cash flows and anticipated uses thereof, synergies, opportunities and anticipated future performance, expected accretion to earnings and free cash flow and anticipated dividends. Information adjusted for the proposed transaction should not be considered a forecast of future results. Although we believe our forward-looking statements are reasonable, statements made regarding future results are not guarantees of future performance and are subject to numerous assumptions, uncertainties and risks that are difficult to predict. Actual outcomes and results may be materially different from the results stated or implied in such forward-looking statements included in this report.

Actual outcomes and results may differ materially from those included in the forward-looking statements in this report due to a number of factors, including, but not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that our shareholders may not adopt the merger agreement, the possibility that the shareholders of Parent may not approve the issuance of Parent common stock in connection with the proposed transaction, the risk that the Company or Parent may be unable to obtain governmental and regulatory approvals required for the proposed transaction, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock or Parent’s common stock, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company and Parent to retain and hire key personnel, on the ability of the Company to attract third-party customers and maintain its relationships with derivatives and joint venture counterparties and on the Company’s operating results and businesses generally, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the proposed transaction or it may take longer than expected to achieve those synergies or benefits and other important factors that could cause actual results to differ materially from those projected, the volatility in commodity prices for crude oil and natural gas, the ability to construct, complete and place in service the Mountain Valley Pipeline project; the effect of future regulatory or legislative actions on the companies or the industry in which they operate, including the risk of new restrictions with respect to oil and natural gas development activities; the risk that the credit ratings of the combined business may be different from what the companies expect; the ability of management to execute its plans to meet its goals and other risks inherent in the Company’s and Parent’s businesses; public health crises, such as pandemics and epidemics, and any related government policies and actions; the potential disruption or interruption of Company’s or Parent’s operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the Company’s or Parent’s control; and the combined company’s ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry; and other factors detailed in the Company’s and Parent’s Annual Reports on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All such factors are difficult to predict and are beyond the Company’s and Parent’s control. Additional risks or uncertainties that are not currently known to the Company or Parent, that Company or Parent currently deem to be immaterial, or that could apply to any company could also cause actual outcomes and results to differ materially from those included in the forward-looking statements in this report. The Company and Parent undertake no obligation to publicly correct or update the forward-looking statements in this report, in other documents or on their respective websites to reflect new information, future events or otherwise, except as required by applicable law. All such statements are expressly qualified by this cautionary statement. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Important Information for Investors; Additional Information and Where to Find It

In connection with the proposed transaction between the Company and Parent, Parent intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “registration statement”) that will include a joint proxy statement of the Company and Parent and that will also constitute a prospectus of Parent (the “joint proxy statement/prospectus”). The Company and Parent also intend to file other documents regarding the proposed transaction with the SEC. This document is not a substitute for the joint proxy statement/prospectus or the registration statement or any other document that the Company or Parent may file with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS, AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT MAY BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PARENT, THE PROPOSED TRANSACTION, THE RISKS THERETO AND RELATED MATTERS. After the registration statement has been declared effective, a definitive joint proxy statement/prospectus will be mailed to the shareholders of the Company and the shareholders of Parent. Investors will be able to obtain free copies of the registration statement and joint proxy statement/prospectus and other relevant documents filed or that will be filed with the SEC by the Company or Parent through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company may be obtained free of charge on the Company’s website at www.ir.equitransmidstream.com. Copies of the documents filed with the SEC by Parent may be obtained free of charge on Parent’s website at www.ir.eqt.com/investor-relations.

Participants in Solicitation

The Company and Parent and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction contemplated by the joint proxy statement/prospectus. Information regarding the Company’s directors and executive officers and their ownership of the Company’s securities is set forth in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its Definitive Proxy Statement on Schedule 14A that was filed with the SEC on March 4, 2024. To the extent such person’s ownership of the Company’s securities has changed since the filing of such proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Information regarding Parent’s directors and executive officers and their ownership of Parent’s securities is set forth in Parent’s filings with the SEC, including Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its Definitive Proxy Statement on Schedule 14A that was filed with the SEC on March 1, 2024. To the extent such person’s ownership of Parent’s securities has changed since the filing of such proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the joint proxy statement/prospectus and other relevant materials that will be filed with the SEC regarding the proposed transaction when such documents become available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This report relates to the proposed transaction between the Company and Parent. This report is for informational purposes only and shall not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended..

Item 9.01                Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of March 10, 2024, by and among EQT Corporation, Humpty Merger Sub Inc., Humpty Merger Sub LLC and Equitrans Midstream Corporation.
10.1	Form of Key Talent Award Notice, dated March 11, 2024.
99.1	Press Release dated March 11, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Annexes, schedules and certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted annexes, schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITRANS MIDSTREAM CORPORATION

Date: March 11, 2024	By:	/s/ Kirk R. Oliver
	Name:	Kirk R. Oliver
	Title:	Executive Vice President and Chief Financial Officer